Exhibit 4.5
STOCK PURCHASE AGREEMENT
THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 30th day of September, 2008 (the “Effective Date”), by and among SouthernStone Cabinets, Inc., a Florida corporation (the “Company”); Southern Exposure Holdings, Inc., a Florida corporation (“Seller”); Home Solutions of America, Inc., a Delaware corporation (“HSOA”); and David M. Baccari, a resident of Pinellas County, Florida (“Buyer”) (the Company, Buyer, Seller and HSOA each shall hereinafter be referred to as a “Party” and together as “Parties”).
WITNESSETH:
WHEREAS, the Company has authorized ten thousand (10,000) shares of common stock, of which five hundred ten (510) shares are currently issued and outstanding;
WHEREAS, Seller owns two hundred fifty-five (255) shares (the “Seller Shares”), and Buyer owns two hundred fifty-five (255) shares, of the Company’s common stock;
WHEREAS, Buyer, Seller, and the Company are parties to the Second Amendment and Restatement of Stockholders Agreement of the Company, dated January 1, 2004 (the “Stockholders Agreement”);
WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Seller Shares, and the Parties desire to terminate the Stockholders Agreement, upon the terms and conditions hereinafter set forth; and
WHEREAS, HSOA is the principal and sole shareholder of Seller, and has agreed to guarantee the obligations of Seller hereunder as a condition to the consummation of said purchase and sale.
NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants, agreements and stipulations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree, covenant, represent and warrant as follows:
1. Recitals; Defined Terms. The foregoing recitals are true and correct statements of fact and are incorporated into the body of this Agreement by this reference. Any capitalized term in this Agreement that is not otherwise defined herein shall have the meaning set forth in the Stockholders Agreement. In addition, the following terms shall have the meanings indicated:
“Affiliate” means, with respect to any Person: (i) any officer, director, trustee, partner, manager, employee, or direct or indirect holder of ten percent (10%) or more of any class of the voting securities of or equity interest in such Person; (ii) any entity that Controls, is Controlled by, or is under common Control with such Person; or (iii) any officer, director, trustee, partner, manager, employee, or direct or indirect holder of ten percent (10%) or more of the outstanding voting securities of any entity that Controls, is Controlled by, or is under common Control with such Person.
“Agreement” means this Stock Purchase Agreement.
“Buyer” means David M. Baccari.
“Buyer Indemnitee” means Buyer or any employee or agent thereof.
“Closing” means the consummation of the transactions contemplated hereby.
“Closing Date” means the date on which the Closing occurs.

“Company” means SouthernStone Cabinets, Inc., a Florida corporation.
“Company Indemnitee” means the Company or any manager, officer, director, employee or agent of the Company.
“Control” of a Person means: (i) the direct or indirect ownership of more than 50% of the equity interests in such Person; or (ii) the power to direct or cause the direction of the management or policies of such Person.
“Effective Date” means September 30, 2008.
“Effective Time” means 12:00 p.m. Eastern Standard Time on the Effective Date.
“Encumbrance” means any claim, lien, pledge, restriction, charge or encumbrance of any kind, nature or description.
“Indemnitee” means a Company Indemnitee, a Seller Indemnitee, or a Buyer Indemnitee, as applicable.
“Loss” means any loss, damage, liability, cost, action, cause of action, suit, claim, debt, penalty, fee, liability, damage, account, reckoning, or any expense in connection therewith, including any reasonable attorneys’ fee or disbursement.
“Party” means Seller, HSOA, Buyer, or the Company.
“Person” means any natural person, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or other association, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person, where the context so admits.
“Purchase Price” means One Thousand Dollars ($1,000.00).
“Securities Act” means the Securities Act of 1933, as amended.
“Seller” means Southern Exposures Holdings, Inc., a Florida corporation.
“Seller Indemnitee” means Seller or any manager, officer, director, employee or agent of Seller.
“Seller Shares” means the two hundred fifty-five (255) shares of the Company’s common stock that Seller will Transfer to Buyer at the Closing.
“Seller Stock Certificate” means the certificate representing the Seller Shares.
“Stockholders Agreement” means the Second Amendment and Restatement of Stockholders Agreement of the Company dated January 1, 2004.
“Termination and Release Agreement” means the Termination and Release Agreement entered in substantially the form attached as Exhibit A hereto.
“Third Party Claim” means a claim or legal proceeding by a claimant that is not a Party to this Agreement.

2. Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, the Seller Shares. The Closing shall occur contemporaneously with the execution of this Agreement, and shall be effective as of the Effective Time. Seller will deliver the Seller Shares to Buyer on the Closing Date, with all certificates duly endorsed and ready for transfer. As a result of such sale, Seller will have conveyed to Buyer all of Seller’s right, title and interest in the Company, including but not limited to Seller’s right to receive distributions and allocations of income or loss attributable to Seller Shares, free and clear of all Encumbrances.
3. Purchase Price of Shares. The purchase price of Seller Shares (the “Purchase Price”) shall be One Thousand Dollars ($1,000), payable by Buyer to Seller at the Closing.
4. Additional Consideration. In addition to the premises and the mutual promises, covenants, agreements and stipulations contained herein, and as further incentive for each Party to execute this Agreement, at the Closing the Company, Buyer, and Seller agree to execute the Termination and Release Agreement substantially in the form set forth at Exhibit A hereto.
5. Closing Date and Closing Procedure.
(a) Closing. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein (the “Closing”) shall be performed through the execution and exchange of executed counterpart documents and the delivery of funds. The Closing shall occur contemporaneously with the execution of this Agreement, and shall be effective as of the Effective Time. None of the deliveries required to be made by a Party at Closing under this Section 5 shall be deemed to have been delivered unless and until all required Closing deliveries by all Parties have been made (or the obligation to make such delivery has been waived by all Parties entitled to receipt of such delivery).
(b) Seller’s Deliveries at Closing. In addition to other events or instruments and items that may be otherwise expressly provided for in this Agreement, at the Closing Seller shall deliver or cause to be delivered the following items:
(i) Seller shall deliver to Buyer and the Company a copy of this Agreement, fully executed by Seller and HSOA, and a copy of the Termination and Release Agreement, fully executed by Seller, Dale W. Mars and Sharon D. Mars;
(ii) Seller shall deliver to Buyer the Seller Stock Certificate, with any required transfer tax stamps attached at the Seller’s expense, duly endorsed to Buyer, free and clear of all Encumbrances;
(iii) Seller shall deliver to Buyer the written resignation of Dale W. Mars as an officer and director of the Company, effective as of the Closing Date;

(iv) Seller shall deliver to Buyer: (a) a certificate from each of Seller and HSOA, dated the Closing Date, stating that the representations and warranties set forth in Section 6(b) below are true and correct as of the Closing; (b) certified copies of the resolutions of the directors and shareholders of HSOA and Seller approving the execution, delivery and performance of this Agreement, the Termination and Release Agreement, and the transactions contemplated thereby, and the other agreements contemplated by this Agreement to which Seller or HSOA is a party; (c) any evidence requested by Buyer in its sole discretion to confirm that immediately prior to the Closing Seller has sole, unrestricted title to the Seller Shares, free and clear of all Encumbrances; (d) any documentary evidence reasonably requested by Buyer that all representations and warranties of Seller and HSOA set forth in this Agreement are true and correct as of the Closing; and (e) all other and further documents and assurances reasonably required by Buyer of Seller or HSOA for such Persons to fully comply with all of the covenants and agreements on such Person’s respective part to be done and performed under this Agreement, the Termination and Release Agreement, and the other instruments and documents contemplated thereby.
(c) Buyer’s Deliveries at Closing. In addition to other events or instruments and items that may be otherwise expressly provided for in this Agreement, at the Closing, Buyer shall deliver or cause to be delivered the following items:
(i) Buyer shall deliver to Seller, HSOA and the Company a copy of this Agreement, fully executed by Buyer, and the Termination and Release Agreement, fully executed by Buyer and Leslie A. Baccari; and
(ii) Buyer shall deliver to Seller the Purchase Price, by wire transfer in accordance with instructions provided by Seller.
(d) The Company’s Deliveries at Closing. In addition to other events or instruments and items that may be otherwise expressly provided for in this Agreement, at the Closing, the Company shall deliver or cause to be delivered the following items:
(i) The Company shall deliver to Seller, HSOA and Buyer a copy of this Agreement and the Termination and Release Agreement, each fully executed by the Company; and
(ii) The Company shall pay to Seller Ninety-Nine Thousand Dollars ($99,000), as full payment of all outstanding SE Management Fees owed to Seller.

(e) Conditions to Closing. The obligation of each Party to take the foregoing actions and otherwise to proceed to Closing and consummate the purchase and sale of the Seller Shares as contemplated hereby is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Party entitled to the benefit of such satisfaction, in whole or in part):
(i) In the case of Buyer: (x) all representations and warranties of Seller and the Company set forth in this Agreement shall be true and correct as of the Closing Date; and (y) each other Party shall have made all of such other Party’s deliveries as required above in this Section 5.
(ii) In the case of Seller: (x) all representations and warranties of Buyer and the Company set forth in this Agreement shall be true and correct as of the Effective Date and the Closing Date; and (y) each other Party shall have made all of such other Party’s deliveries as required above in this Section 5.
(iii) In the case of the Company: (x) all representations and warranties of Seller, Buyer and HSOA set forth in this Agreement shall be true and correct as of the Effective Date and the Closing Date; and (y) each other Party shall have made all of such other Party’s deliveries as required above in this Section 5.
6. Representations and Warranties.
(a) Representations and Warranties of Buyer. As an inducement to Seller, HSOA and the Company to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that Seller and the Company shall rely thereon, Buyer represents and warrants to Seller the following (both as of the Closing Date and as of the Effective Date hereof):
(i) Purpose of Purchase. Buyer is purchasing Seller Shares neither for investment nor for resale.
(ii) Broker. Buyer has involved no broker in the negotiation of this Agreement or the transactions contemplated hereby.
(iii) Buyer’s Residence. Buyer is a resident of Florida.
(iv) Power of Buyer. Buyer has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby.
(v) Due Authorization and Execution by Buyer. This Agreement has been, and each other agreement, instrument and document to be executed and delivered by Buyer pursuant to this Agreement will be, duly executed and delivered by Buyer and each constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and other laws and equitable principles affecting creditors’ rights generally and the discretion of the courts in granting equitable remedies.

(vi) Execution, Delivery and Performance Permitted Without Violation. The execution, delivery and performance of this Agreement (including the sale of the Seller Shares pursuant to this Agreement) are, and all of the agreements, instruments and documents to be executed and delivered by Buyer pursuant to this Agreement will be, in compliance with, and is not (and will not be), assuming the giving of notice or the passage of time or both, in violation of any law applicable to Buyer or any asset to which Buyer is subject or bound, or any agreement, commitment, order, ruling or proceeding to which Buyer or any asset of Buyer is a party, subject or bound.
(b) Representations and Warranties of Seller and HSOA. As an inducement to Buyer and the Company to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that Buyer and the Company shall rely thereon, Seller and HSOA jointly and severally represent and warrant to Buyer and the Company the following (both as of the Closing Date and as of the Effective Date hereof):
(i) Ownership; Delivery of Clear Title. Immediately prior to the consummation of the transactions contemplated hereby, Seller is the sole owner of the Seller Shares, and owns all right, title and interest in and to the Seller Shares, free and clear of any Encumbrances. At the Closing, Seller will convey to Buyer clear title to the Seller Shares, free and clear of all Encumbrances.
(ii) Power and Authority to Sell. Seller has the power and authority to sell the Seller Shares to Buyer pursuant to this Agreement, free and clear, and to execute, deliver and otherwise perform this Agreement and the agreements, instruments and documents to be executed and delivered by Seller pursuant to this Agreement.
(iii) Broker. Neither Seller nor HSOA has involved any broker in the negotiation of this Agreement or the transactions contemplated hereby.
(iv) Full Disclosure. Seller and HSOA have been given reasonable access to full and fair disclosure of all other material books, records, contracts and documents of the Company. Seller and HSOA have had the opportunity to ask questions and receive answers concerning the operation and financial affairs of the Company and to obtain any additional information which the Company possesses or can obtain to verify information.
(v) Due Authorization and Execution by Seller. This Agreement has been, and each other agreement, instrument and document to be executed and delivered by Seller or HSOA pursuant to this Agreement will be, duly executed and delivered by Seller and HSOA, and each constitutes the legal, valid and binding obligation of Seller and HSOA, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and other laws and equitable principles affecting creditors’ rights generally and the discretion of the courts in granting equitable remedies.
(vi) Execution, Delivery and Performance Permitted Without Violation. The execution, delivery and performance of this Agreement (including the sale of the Seller Shares pursuant to this Agreement) are, and all of the agreements, instruments and documents to be executed and delivered by Seller and HSOA pursuant to this Agreement will be, in compliance with, and is not (and will not be), assuming the giving of notice or the passage of time or both, in violation of any law applicable to Seller or HSOA or any asset to which Seller or HSOA is subject or bound, or any agreement, commitment, order, ruling or proceeding to which Seller or HSOA or any asset of Seller or HSOA is a party, subject or bound.

(c) Representations and Warranties of the Company. As an inducement to Buyer, Seller and HSOA to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that Buyer, HSOA and Seller shall rely thereon, the Company represents and warrants to Seller and Buyer the following (both as of the Closing Date and as of the Effective Date hereof):
(i) Company’s Existence. The Company is a duly organized Florida corporation, validly existing and in good standing under Florida law.
(ii) Capitalization. The entire authorized aggregate number of shares of capital stock of the Company consists of 10,000 shares of common stock. All of the Seller Shares being sold under this Agreement have been duly authorized, and are validly issued, fully paid and non-assessable.
(iii) Due Authorization and Execution by the Company. This Agreement has been, and each other agreement, instrument and document to be executed and delivered by the Company pursuant to this Agreement will be, duly executed and delivered by the Company and each constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and other laws and equitable principles affecting creditors’ rights generally and the discretion of the courts in granting equitable remedies.
(iv) Execution, Delivery and Performance Permitted Without Violation. The execution, delivery and performance of this Agreement by the Company are, and all of the agreements, instruments and documents to be executed and delivered by the Company pursuant to this Agreement will be, in compliance with, and is not (and will not be), assuming the giving of notice or the passage of time or both, in violation of any law applicable to the Company or any asset to which the Company is subject or bound, or any agreement, commitment, order, ruling or proceeding to which the Company or any asset of the Company is a party, subject or bound.
7. Survival; Indemnification.
(a) Survival. Each representation, warranty, covenant and agreement in this Agreement shall survive the consummation of the transactions contemplated hereby, until by its terms it is no longer applicable.
(b) Indemnification by Seller and HSOA. In consideration of Buyer’s and the Company’s execution, delivery and performance of this Agreement and Buyer’s acquisition of the Seller Shares hereunder, and in addition to all of Seller’s other obligations under this Agreement, and subject to the limitations of Sections 7(f) through 7(h) below, Seller and HSOA, jointly and severally, shall defend, protect, indemnify and hold harmless each Buyer Indemnitee and Company Indemnitee from and against any and all Losses incurred by such Buyer Indemnitee or Company Indemnitee (irrespective of whether such Buyer Indemnitee or Company Indemnitee is a party to the action for which indemnification hereunder is sought), to the extent that such Buyer Indemnitee or Company Indemnitee incurs such Losses as a result of, or arising out of, Seller’s or HSOA’s breach of any representation, warranty, covenant, or other agreement of Seller contained in this Agreement, and except to the extent that any such Losses arise on account of the negligence or misconduct of Buyer Indemnitee or Company Indemnitee, as applicable. To the extent that the foregoing undertaking by Seller may be unenforceable for any reason, Seller shall make the maximum contribution to the payment and satisfaction of each of the Losses which is permissible under applicable law.

(c) Special Indemnification Regarding Clear Title. In addition to and independent of Seller’s, and HSOA’s indemnification obligation(s) under Section 7(b) above, Seller and HSOA, jointly and severally, shall defend, protect, indemnify and hold harmless each Buyer Indemnitee and Company Indemnitee (including but not limited to any transfer agent or registrar of the Company or any of their respective legal representatives, successors, and assigns, and any insurer or surety issuing any applicable indemnity bond for cancellation, its successors and assigns), from and against from and against any and all Losses incurred by such Buyer Indemnitee or Company Indemnitee (irrespective of whether such Buyer Indemnitee or Company Indemnitee is a party to the action for which indemnification hereunder is sought), that arise from any failure of Seller to deliver to Buyer clear title to the Seller Shares, free and clear of all Encumbrances, including but not limited to any Losses arising from the loss of the original certificate, the Company’s honoring or refusing to honor the original Seller Stock Certificate when presented by or on behalf of a holder in due course, or a holder appearing to or believed by any of the obligees to be such, or the issuance or delivery of a replacement certificate, or the making of any payment, delivery, or credit respecting the original Seller Stock Certificate, without surrender of the original Seller Stock Certificate. The indemnification obligation of Seller or HSOA set forth above in this Section 7(c) applies regardless of whether any Loss arises out of inadvertence, accident, oversight, or neglect on the part of any Buyer Indemnitee, Company Indemnitee, or any other party, including any omission to inquire into, contest, or litigate the right of any applicant to receive payment, credit, transfer, registration, conversion, exchange, or delivery regarding the original or replacement certificate. The notice and monetary limits set forth in Sections 7(f) and 7(g) below will not apply to the indemnification obligations set forth in this Section 7(c).
(d) Indemnification by Buyer. In consideration of Seller’s execution, delivery and performance of this Agreement and acquisition of the Seller Shares hereunder, and in addition to all of Buyer’s other obligations under this Agreement, and subject to the limitations of Sections 7(f) through 7(h) below, Buyer shall defend, protect, indemnify and hold harmless each Seller Indemnitee from and against any and all Losses incurred by such Seller Indemnitee (irrespective of whether such Seller Indemnitee is a party to the action for which indemnification hereunder is sought), to the extent that such Seller Indemnitee incurs such Losses as a result of, or arising out of, Buyer’s breach of any representation, warranty, covenant, or other agreement of Buyer contained in this Agreement, and except to the extent that any such Losses arise on account of such Seller Indemnitee’s negligence or misconduct. To the extent that the foregoing undertaking by Buyer may be unenforceable for any reason, Buyer shall make the maximum contribution to the payment and satisfaction of each of the Losses which is permissible under applicable law.
(e) Indemnification by the Company. In consideration of Seller’s and Buyer’s execution, delivery, and performance of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, and subject to the limitations of Sections 7(f) through 7(h) below, the Company shall defend, protect, indemnify and hold harmless each Seller Indemnitee and Buyer Indemnitee from and against any and all Losses incurred by such Seller Indemnitee or Buyer Indemnitee (irrespective of whether such Seller Indemnitee or Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), to the extent that such Seller Indemnitee or Buyer Indemnitee incurs such Losses as a result of, or arising out of, the Company’s breach of any representation, warranty, covenant, or other agreement of the Company contained in this Agreement, and except to the extent that any such Losses arise on account of such Seller Indemnitee’s or Buyer Indemnitee’s negligence or misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Losses which is permissible under applicable law.
(f) Notice Requirement. Notwithstanding any provision of this Agreement to the contrary, except as provided in Section 7(c) above, no party shall be entitled to indemnification with respect to any Loss relating to this Agreement, or to the sale of the Seller Shares pursuant hereto, unless on or before the second anniversary of the Effective Date, such party provides a written notice demanding indemnification to the party from which indemnification is sought, which notice shall state, in reasonable detail: (i) the breach for which indemnification is sought; and (ii) an estimate of Losses that have arisen and may arise as a result of the claim.

(g) Indemnification Limit. Notwithstanding any provision of this Agreement to the contrary, except in the cases of Losses involving fraud or intentional misrepresentation, and except as provided in Section 7(c) above, the amount of Losses that any Party shall be obligated to pay pursuant to this Section 7, or otherwise in connection with the sale of the Seller Shares pursuant hereto, shall not, when combined, exceed One Hundred Thousand Dollars ($100,000). Each Party acknowledges and agrees that, except in the case of a Loss involving fraud or intentional misrepresentation, and except as set forth in Section 7(c), the right to indemnification set forth in this Section 7 shall be each Indemnitee’s sole and exclusive remedy for damages at law in (a) an action alleging breach of this Agreement, or (b) any other action arising out of the sale of the Seller Shares hereunder. Nothing herein shall preclude either Party from seeking equitable relief for any such breach.
(h) Third Party Claims. If any claim for indemnification hereunder results from a Third Party Claim: (i) the indemnified party shall not settle or compromise or voluntarily enter into any binding agreement to settle or compromise, or consent to entry of any judgment arising from, any such claim or proceeding, without the consent of the indemnifying party; and (ii) the indemnifying party may undertake the defense thereof by representatives of its own choosing. The indemnified party may participate in such defense at its sole expense with advisory counsel of its own choosing. The indemnifying party may not settle or compromise the Third Party Claim without the consent of the indemnified party unless (i) there is no finding or admission of liability on the part of the indemnified party, and (ii) the sole relief provided in such settlement is monetary damages paid in full by the indemnifying party. The indemnified party shall not withhold consent unreasonably to any proposed settlement. In the event the indemnifying party after a reasonable period of time fails to begin to diligently defend the Third Party Claim (or at any time thereafter ceases to diligently defend it), the indemnified party shall have the right, after giving ten (10) days’ prior written notice to the indemnifying party of its intention to do so, to undertake the defense, compromise or settlement of such Third Party Claim on behalf of, and for the account of, the indemnifying party, at the expense and risk of the indemnifying party. With respect to any Third Party Claim subject to indemnification pursuant to this Section 7, both the indemnified and indemnifying party agree to cooperate, to keep the other party reasonably informed concerning matters relating to such Third Party Claim, and to provide the other party with reasonable access to documents, employees and premises to the extent necessary to investigate and defend any Third Party Claim.
8. Fees and Costs. Seller shall pay all documentary stamps in connection with the transfer of the Shares to Buyer, if any. In the event it becomes necessary for one party to institute litigation in order to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to reimbursement from the adverse party of any and all expenses incident to the enforcement of such rights, including, but not limited, to attorney’s fees. Except as otherwise specifically provided in this Agreement, Buyer and Seller shall pay their own respective expenses, costs and fees in connection with negotiation, preparation and execution of this Agreement and consummation of the transactions described herein.
9. Notice. Any notice given under this Agreement: (a) shall be in writing; (b) shall be sent by United States certified or registered mail, return receipt requested, or delivered by an overnight or two-day delivery service such as FedEx or UPS, provided such service has a confirmation/tracking system to confirm deliveries; (c) shall be sent to the receiving Party at its address set forth below, or to such other address(s) as such Party may, by written notice, designate to the other from time to time; and (d) shall be deemed to be delivered upon receipt. The delivery receipt shall be conclusive, but not exclusive, evidence of receipt. If delivery is refused upon presentation, then notice shall be deemed to be received at the time of such refusal.

If to Buyer:	David M. Baccari
7183 — 123rd Circle North
Largo, FL 33773

With a copy to:	Robert Willis, Jr., Esq.
Skelton, Willis, Bennett & Wallace, LLP
259 Third Street North
St. Petersburg, Florida 33701

If to Seller:	Southern Exposures Holdings, Inc.,
1340 Poydras Street, Suite 1800
New Orleans, LA 70112

If to the Company:	SouthernStone Cabinets, Inc.
7183 — 123rd Circle North
Largo, FL 33773

If to HSOA:	Home Solutions of America, Inc.
1340 Poydras Street, Suite 1800
New Orleans, LA 70112

10. Binding Effect. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors and assigns. Each Party agrees that from time to time, as and when reasonably requested by any other Party, to vote, execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be necessary to effectuate the terms and provisions of this Agreement and its obligations hereunder.
11. Applicable Law; Jurisdiction and Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida. In any action or proceeding arising out of or relating to this Agreement, each of the Parties submits to the jurisdiction of any state court sitting in or for Pinellas County, Florida, and agrees that all claims in respect of the action or proceeding may be heard and determined only in such courts, notwithstanding the jurisdiction in which this Agreement and any related instruments were executed or delivered.
12. Headings; Interpretation; Counterparts. The headings of the Sections and paragraphs of this Agreement are solely for convenience and reference and shall not limit or otherwise affect the meaning of interpretation of any of the terms or provisions hereof. Whenever the context requires, the singular number shall include the plural, the plural number shall include the singular, and the gender of all words used herein shall include the masculine, feminine and neuter. Any reference to a number of days hereunder shall be deemed to refer to calendar days, except as otherwise indicated. Time is of the essence of this Agreement. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all Parties hereto, notwithstanding that all Parties have not signed the same counterpart.
13. Securities Laws Exemptions; Restrictions on Transfer. The Parties hereby agree that this transaction is exempt under exemption provisions of the federal and state securities laws. Buyer hereby agrees that Buyer will not, directly or indirectly, transfer all or any part of the Seller Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the Seller Shares) except in accordance with (i) the registration provisions of the Securities Act or an exemption from such registration provisions, and (ii) any applicable state or other securities laws.
14. Exhibits; Entire Agreement. All Exhibits to this Agreement constitute an integral part of this Agreement and the same are incorporated herein as if fully rewritten herein. This Agreement and the documents to be delivered hereunder constitute the entire understanding and agreement between the parties hereto concerning the subject matter hereof. All negotiations between the parties hereto are merged to this Agreement, and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, in relation thereto between the parties other than those incorporated herein and to be delivered hereunder. Nothing expressed or implied in this Agreement is intended or shall be construed so as to grant or confer on any person, firm or corporation other than the parties hereto, any rights or privileges hereunder. This Agreement may be amended only by writing signed by all the parties hereto.

15. Savings Provision. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
16. Conflict of Interest; Independent Counsel. Each Party hereby acknowledges and agrees that Robert H. Willis, Jr. (“RHWJR”), of Skelton, Willis, Bennett & Wallace, LLP, is an attorney licensed to practice law in the State of Florida and that he is not representing all parties and may not represent more than one party in the transaction contemplated by this Agreement because the interests of the parties are in material conflict. RHWJR is representing only Buyer in this transaction, and each Party consents to such representation. Each party must also acknowledge that it has been advised by RHWJR that RHWJR will withdraw immediately from representing Buyer upon the request of any Party and that each Party other than Buyer should obtain its own attorneys in this matter and receive independent legal advice from an attorney other than RHWJR.
17. Guarantee of HSOA. HSOA hereby irrevocably and unconditionally guarantees, jointly and severally, to Buyer and the Company and their respective successors and assigns the full and timely performance of all of the obligations and agreements of Seller under this Agreement and the Termination and Release Agreement. The foregoing guarantee shall include the guarantee of the payment of all damages, costs and expenses which might become recoverable as a result of Seller’s breach of any representation or warranty contained herein or the nonperformance of any of the obligations or agreements so guaranteed or as a result of the nonperformance of this guarantee. Any beneficiary of this guarantee may, at its option, proceed against HSOA for the performance of any such obligation or agreement, or for damages or default in the performance or other beach thereof, without first proceeding against Seller or any other party or against any of its properties. HSOA further agrees that the guarantee set forth in this Section 17: (a) shall be an irrevocable guarantee and shall continue in effect notwithstanding any extension or modification of any guaranteed obligation, any assumption of any such guaranteed obligation by any other party, or any other act or thing which might otherwise operate as a legal or equitable discharge of a guarantor; and (b) is a continuing, binding, absolute and unconditional guaranty that shall remain in full force and effect as written until all rights and obligations of the Parties to this Agreement are extinguished or are by their terms no longer applicable. HSOA hereby waives all special suretyship defenses and notice requirements with respect to the obligations arising under this guarantee. The agreements by HSOA contained in this Section 17 shall bind HSOA and its successors and assigns, jointly and severally.
18. Further Assurances. Each party agrees that it shall at any time or times hereafter make and execute to the other, or join in, any and all such further and other instruments, assurances and things as the other shall reasonably require for the purpose of giving full effect of these presents and to the covenants, conditions, provisions and agreements hereof; provided, however, that none of the Parties shall be further obligated in any such conveyance or instrument.
[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

By:

Print Name:	David M. Baccari

Date of Signature:
Print Name:

SouthernStone Cabinets, Inc.,
a Florida corporation, as the Company
Print Name:

	By:	(SEAL)

Print Name:	Date of Signature:

Southern Exposures Holdings Inc.,
a Florida corporation, as the Company
Print Name:

	By:	(SEAL)

Print Name:	Date of Signature:

Home Solutions of America, Inc.,

Print Name:	a Delaware corporation, as the Company

	By:	(SEAL)

Print Name:	Date of Signature:

STATE OF FLORIDA	:

COUNTY OF PINELLAS	:
The foregoing instrument was acknowledged before me this  _____  day of                     , 2009, by David M. Baccari, individually and as President of SouthernStone Cabinets, Inc., who is personally known to me and who did take an oath.

Notary Public (Sign Name)
State of Florida

Notary Public (Print Name)
My Commission Expires:
[Notary Seal or Stamp]

STATE OF	:

COUNTY OF	:

The foregoing instrument was acknowledged before me this  _____ day of                     , 2009, by                                         , as                      of Southern Exposure Holdings, Inc., who is personally known to me and who did take an oath.

Notary Public (Sign Name)
State of

Notary Public (Print Name)
My Commission Expires:
[Notary Seal or Stamp]

STATE OF	:

COUNTY OF	:

The foregoing instrument was acknowledged before me this  _____  day of                     , 2009, by                                     , as                      of Home Solutions of America, Inc., who is personally known to me and who did take an oath.

Notary Public (Sign Name)
State of

Notary Public (Print Name)
My Commission Expires:

EXHIBIT A
TERMINATION AND RELEASE AGREEMENT
THIS TERMINATION AND RELEASE AGREEMENT (this “Termination Agreement”) is made and entered into as of September 30, 2008 (the “Termination Date”), by and among SouthernStone Cabinets, Inc., a Florida corporation (“Company”); Southern Exposures Holdings, Inc., a Florida corporation (“SE Holdings”); and David M. Baccari, joined by his spouse, Leslie A. Baccari (“Baccari”); and Dale W. Mars, joined by his spouse, Sharon D. Mars (“Mars”). The Company, SE Holdings, Baccari and Mars each shall hereinafter be referred to as a “Party” and together as “Parties”
WHEREAS, the Parties are parties to the Second Amendment and Restatement of Stockholders Agreement of the Company dated January 1, 2004 (the “Stockholders Agreement”); and
WHEREAS, SE Holdings wishes to sell all of its capital stock in the Company to David M. Baccari, and Mr. Baccari wishes to purchase such stock, in accordance with the terms of the Stock Purchase Agreement entered into by SE Holdings and Mr. Baccari and other parties thereto, effective as of the Termination Date (the “Stock Purchase Agreement”).
WHEREAS, in connection with the sale and purchase of SE Holdings’ capital stock in the Company as aforesaid, the Parties wish to terminate the Stockholders Agreement, and execute a mutual release of any liability arising thereunder, to be effective as of the closing of such sale.
NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants, agreements and stipulations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree, covenant, represent and warrant as follows:
1. Definitions. Capitalized terms that are not otherwise defined herein shall have the meanings provided pursuant to the Stock Purchase Agreement.
2. Termination. Subject to the consummation of the Closing, the Parties hereby terminate the Stockholders Agreement, effective as of the Termination Date.
3. Mutual Release. In exchange for the mutual covenants contained in this Agreement, each Party hereto (each “Releasing Party”), on behalf of itself and all of it Affiliates, assigns and other successors-in-interest, or any person claiming through any one of the foregoing, now and forever, fully, finally and irrevocably releases, acquits and forever discharges each other Party hereto and each Affiliate of such other Party, of and from each and every Loss, claim, suit, charge, complaint, dispute, cause of action, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, right, liability or demand of any kind and nature, in law or equity, that the Releasing Party had, has, or hereafter can, shall or may have or assert, against such other Party or Affiliate at the time that the Releasing Party executes this Agreement, whether known or unknown, pursuant to the terms of the Stockholders Agreement, or arising out of any Party’s obligations or rights as a stockholder, director, or officer of the Company, including but not limited to: (i) any notice, consent, purchase or sale right with respect to a Disposition of Stock; (ii) any right to receive confidential financial information or other information about the Company (except as provided below); (iii) any right to indemnification; and (iv) any right of SE Holdings to receive an SE Management Fee, except for the Ninety-None Thousand Dollar ($99,000) SE Management Fee to be paid by the Company at Closing, as specifically provided by Section 5(d)(ii) of the Stock Purchase Agreement.

4. Confidential Information. SE Holdings and Mars (each a “Recipient”) each agree to cease using the Company’s Confidential Information for any purpose, effective as of the Termination Date, and agree not to disclose to, or otherwise permit any third person or entity access to, any Company Confidential Information, and otherwise agree to protect any and all Company Confidential Information from unauthorized use or disclosure with at least the same degree of care that such Recipient uses to protect its own Confidential Information of a similar nature. “Confidential Information” of the Company means, regardless of form or method of delivery: (i) all information concerning the Company’s customers, clients, or vendors; (ii) information referring to, discussing, or in any way relating to the Company’s finances, business condition, strategies, initiatives, systems, networks, processes, and/or policies; and (iii) any other information that Company designates as confidential. Notwithstanding the foregoing, a Recipient’s obligations under this Agreement with respect to any portion of the Company’s Confidential Information shall terminate if such Confidential Information: (a) enters the public domain through no fault of such Recipient; (b) is communicated to such Recipient by a third party, free of any obligation of confidence (whether contractual, fiduciary or other relationship), or, if there is such an obligation, such Recipient is not aware of any such obligation; or (c) is developed by employees or agents of such Recipient independently of and without reference to or use of any information communicated to such Recipient by Company. Each Recipient acknowledges and agrees that such Recipient’s unauthorized disclosure or use of the Company’s Confidential Information will cause irreparable harm and significant injury to the Company that will be difficult to measure with certainty or to compensate through money damages. Accordingly, each Recipient agrees that injunctive or other equitable relief shall be appropriate in the event of any breach by such Recipient of any part or parts of this Section 4, in addition to such other remedies as may be available at law. Each Recipient shall return documents or other material containing Confidential Information of the Company upon request. The obligations of this Section 4 shall survive for three (3) years after the Termination Date.

IN WITNESS HEREOF, each Party has executed this Termination and Release Agreement, effective as of the Termination Date.

By:

Print Name:	David M. Baccari

Date of Signature:

Print Name:

By:

Print Name:	Leslie A. Baccari

Date of Signature:

Print Name:

By:

Print Name:	Dale W. Mars

Date of Signature:

Print Name:

By:

Print Name:	Sharon D. Mars

Date of Signature:

Print Name:

SouthernStone Cabinets, Inc.,

Print Name:	a Florida corporation, as the Company

	By:	(SEAL)

Print Name:	Date of Signature:

Southern Exposures Holdings Inc.,

Print Name:	a Florida corporation, as the Company

	By:	(SEAL)

Print Name:	Date of Signature:

STATE OF FLORIDA	:

COUNTY OF PINELLAS	:
The foregoing instrument was acknowledged before me this  _____  day of                     , 2009, by David M. Baccari, individually and as President of SouthernStone Cabinets, Inc., who is personally known to me and who did take an oath.

Notary Public (Sign Name)
State of Florida

Notary Public (Print Name)
My Commission Expires:
[Notary Seal or Stamp]

STATE OF FLORIDA	:

COUNTY OF PINELLAS	:
The foregoing instrument was acknowledged before me this  _____  day of  _____, 2009, by Leslie A. Baccari, who is personally known to me and who did take an oath.

Notary Public (Sign Name)
State of Florida

Notary Public (Print Name)
My Commission Expires:
[Notary Seal or Stamp]

STATE OF	:

COUNTY OF	:

The foregoing instrument was acknowledged before me this  _____  day of  _____, 2009, by Sharon D. Mars, who is personally known to me and who did take an oath.

Notary Public (Sign Name)
State of

Notary Public (Print Name)
My Commission Expires:
[Notary Seal or Stamp]

STATE OF	:

COUNTY OF	:

The foregoing instrument was acknowledged before me this  _____  day of                     , 2009, by Dale W. Mars, who is personally known to me and who did take an oath.

Notary Public (Sign Name)
State of

Notary Public (Print Name)
My Commission Expires:
[Notary Seal or Stamp]

STATE OF	:

COUNTY OF	:

The foregoing instrument was acknowledged before me this  _____  day of                     , 2009, by                                , as                      of Southern Exposure Holdings, Inc., who is personally known to me and who did take an oath.

Notary Public (Sign Name)
State of

Notary Public (Print Name)
My Commission Expires:
[Notary Seal or Stamp]